Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – July 8, 2013 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events.

Second Quarter 2013 Earnings Release and Webcast

Bill Barrett Corporation plans to release its second quarter financial and operating results after the market closes on Thursday, August 1, 2013. The Company will host a conference call to discuss results at 11:00 a.m. Eastern time (9:00 a.m. Mountain time) on August 2, 2013.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Friday, August 2, 2013 at 11:00 a.m. Eastern time (9:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com by clicking on “Webcast” under the Second Quarter Operating Results press release under “Recent Updates” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(866) 515-2915 US/Canada
(617) 399-5129 International

Passcode:	74510286

A telephonic replay will be available approximately two hours after the call on Friday, August 2, 2013 through Friday, August 9, 2013. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada
(617) 801-6888 International

Passcode:	45058698

Enercom’s The Oil & Gas Conference

Chief Executive Officer and President Scot Woodall will present at Enercom’s The Oil & Gas Conference at 1:20 p.m. Eastern time (11:20 a.m. Mountain time) on Wednesday, August 14, 2013. Live and archived webcast of the event will be available at www.billbarrettcorp.com under “Recent Updates” on the homepage. The Company will post an investor presentation on the homepage of the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time on Monday, August 12, 2013.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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